EXHIBIT 10.58

              ----------------------------------------------------


                            ASSET PURCHASE AGREEMENT


                              Dated March 17, 1997,


                                  by and among


                                    PMI LP I,


                         GARNER SCOTT ENTERPRISE, INC.,


                                DONALD W. GARNER


                                       and


                                SHIRLEY A. GARNER



              ----------------------------------------------------

                                TABLE OF CONTENTS

                                                                           Page
ARTICLE I.         Purchase and Sale                                          1
    Section 1.1.   Purchased Assets                                           1
    Section 1.2.   Excluded Assets                                            2

ARTICLE II.        Purchase Price                                             3
  Section 2.1      Purchase Price and Payment Method                          3
  Section 2.2      Seller's Right to Audit                                    5
  Section 2.3      Establishing and Resolving Disagreements                   5

ARTICLE III.       Assumption of Liabilities                                  6
    Section 3.1.   Assumed Liabilities                                        6
    Section 3.2.   Excluded Liabilities                                       6

ARTICLE IV.        Closing and Effective Time                                 6
    Section 4.1.   Closing; Closing Date; Effective Time                      6
    Section 4.2.   Closing Requirements                                       6

ARTICLE V.         Other Actions, Agreements and Covenants of the Parties     8
    Section 5.1.   Assignment of Contracts                                    8
    Section 5.2.   Delivery of Property Received After Effective Time         8
    Section 5.3.   Purchaser Appointed Attorney for Seller                    8
    Section 5.4.   Execution of Further Documents; Financial Statements       8
    Section 5.5.   Employment by Purchaser of Seller's Employees              9
    Section 5.6.   Noncompetition and Confidentiality Agreement               9
    Section 5.7.   IRS Form 8594                                              9
    Section 5.8.   COBRA and Other Compliance                                 9
    Section 5.9.   Rental of Carrollton Office                                9

ARTICLE VI.        Representations and Warranties by Seller and the Garners  10
    Section 6.1.   Corporate Existence and Qualification                     10
    Section 6.2.   Subsidiaries and Affiliates                               10
    Section 6.3.   Financial Statements                                      10
    Section 6.4.   Events Subsequent to Latest Seller Financial Statements   10
    Section 6.5.   Undisclosed Liabilities                                   12
    Section 6.6.   Tax Returns                                               12
    Section 6.7.   Real Property                                             12
    Section 6.8.   Personal Property - Owned                                 13
    Section 6.9.   Personal Property - Leased                                13
    Section 6.10.  Use and Condition of Property; Environmental Concerns     13
    Section 6.11.  Restrictive Covenants                                     14
    Section 6.12.  Intellectual Property Rights                              14
    Section 6.13.  Necessary Property                                        14
    Section 6.14.  No Breach, Default or Violation                           14
    Section 6.15.  Litigation and Claims                                     14
    Section 6.16.  Material Contracts                                        14
    Section 6.17.  Validity of Purchased Contracts                           15
    Section 6.18.  Powers of Attorney                                        15
    Section 6.19.  Insurance                                                 15
    Section 6.20.  Employment Matters; Employee Benefit Plans; ERISA
                     Compliance                                              15
    Section 6.21.  Guaranties                                                16
    Section 6.22   Compliance With Laws; Licenses                            16
    Section 6.23.  Authorization of Agreement                                16
    Section 6.24.  All Material Information                                  17
    Section 6.25.  Material Adverse Contract                                 17
    Section 6.26.  Copies of Documents                                       17
    Section 6.27.  Shareholders                                              17
    Section 6.28.  Consents of Third Parties                                 17
    Section 6.29.  Other Approvals                                           17
    Section 6.30.  Customer Relations                                        18

ARTICLE VII.       Representations and Warranties by Purchaser               18
    Section 7.1.   Valid Existence and Qualification of Purchaser            18
    Section 7.2.   Authorization of Agreement by Purchaser                   18

ARTICLE VIII.      Indemnification                                           19
    Section 8.1.   Indemnification by Seller and the Garners                 19
    Section 8.2.   Indemnification by Purchaser                              19
    Section 8.3.   Survival of Covenants, Representations and Warranties     20
    Section 8.4.   Payment and Settlement of Amounts Due                     20

ARTICLE IX.        Change of Names; Use of Names by Purchaser                20

ARTICLE X.         Expenses of the Parties                                   21

ARTICLE XI.        Brokers' Commission                                       21

ARTICLE XII.       Miscellaneous                                             21
    Section 12.1.  Waivers and Amendments                                    21
    Section 12.2.  Entire Agreement                                          21
    Section 12.3.  Headings                                                  22
    Section 12.4.  Notices                                                   22
    Section 12.5.  Severability                                              22
    Section 12.6.  Governing Law                                             23
    Section 12.7.  Consent to Jurisdiction                                   23
    Section 12.8.  Third Parties                                             23
    Section 12.9.  Counterparts                                              24
    Section 12.10. Successors and Assigns                                    24

                            ASSET PURCHASE AGREEMENT

         THIS ASSET PURCHASE AGREEMENT (this "Agreement") is made and entered into as of the 17th day of March, 1997, effective as of 12:01 a.m. on March 17, 1997 (the "Effective Time"), by and among GARNER SCOTT ENTERPRISE, INC., a Kentucky corporation ("Seller"), DONALD W. GARNER, a Kentucky resident ("Donald"), SHIRLEY A. GARNER, a Kentucky resident ("Shirley"), and PMI LP I, an Indiana limited partnership ("Purchaser"). Donald and Shirley are sometimes collectively referred to herein as the "Garners".

                              PRELIMINARY STATEMENT

         Seller conducts a temporary staffing business, and operates such business out of offices in Madison, Indiana and Carrollton, Kentucky (the "Business"). Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller, substantially all of the non-cash assets owned by Seller that are used or useful by Seller in the operation of the Business, on the terms and conditions hereinafter set forth. Donald and Shirley, together with their three daughters identified on Schedule 6.27, are the owners of 100 percent of the outstanding capital stock of Seller.

         NOW,  THEREFORE,   in  consideration  of  the  mutual  representations,
warranties, covenants and conditions hereinafter set forth, the parties hereto agree as follows:


                                    ARTICLE I
                                Purchase and Sale

         Section 1.1. Purchased Assets. Seller agrees to and does hereby sell, transfer, assign, convey and deliver to Purchaser, and Purchaser hereby agrees to and does hereby purchase and acquire from Seller, free and clear of all liens, encumbrances, claims, restrictions, security interests, obligations and liabilities except as otherwise expressly provided herein, all of the assets that are owned by Seller and that are used or useful by Seller in the operation of the Business at the Effective Time except the Excluded Assets (as hereinafter defined), including in the assets being purchased and sold hereunder, without limiting the generality of the foregoing, the following assets as the same shall exist at the Effective Time (which assets being acquired are hereinafter collectively called the "Purchased Assets"):

               1.1.1.   all   furniture,   furnishings,    fixtures,   leasehold
          improvements, equipment and other fixed assets, including, without limitation, the assets listed on Schedule 1.1.1;

               1.1.2. all of Seller's rights, title, and interest in and to all software owned by Seller or licensed to Seller by third parties, including all documentation, source codes, software modules and enhancements and software in development;

               1.1.3. all inventories including marketing materials (including video tapes, brochures, and the like), spare parts and supplies;

               1.1.4. all of Seller's rights under all leases, contracts (including software license agreements and maintenance agreements), agreements, and sales orders, including but not limited to those leases, contracts, agreements, and sales orders listed on Schedule
          1.1.4 (the "Purchased Contracts");

               1.1.5. all prepaid and deferred items including prepaid rentals and deposits;

               1.1.6. all operating and financial data and information and books and records relating to the Purchased Assets or the business or operations of Seller (wherever located and in every format and media whatsoever), including without limitation software databases, written records, personnel files (but only as to personnel hired by Purchaser and only with their knowledge), files, policies, customer lists, mailing lists, supplier lists, credit information, correspondence, designs, slogans, processes, know-how, trade secrets, and other similar property;

               1.1.7. all intellectual property rights of Seller, including Seller's rights, title and interest in and to all United States and foreign patents (including all reissues, divisions, continuations and extensions thereof), patent applications, patent disclosures docketed, copyrights, trademarks, trademark rights, trademark applications, trade names, service marks, service mark rights, service mark applications and licenses;

               1.1.8. all registrations, permits, licenses, consents, approvals and qualifications of Federal, State, local or other government agencies relating to the business or operations of Seller or the Purchased Assets;

               1.1.9. all rights to warranties and guarantees or other claims relating to any of the Purchased Assets, including without limitation rights under agreements for the supply of equipment or leasehold improvements;

               1.1.10. all rights to the use of Seller's name and derivatives thereof, all past corporate names of Seller and all assumed business names or other names used or previously used by Seller or its predecessors in its business; and

               1.1.11. the goodwill relating to Seller's customers and business.

     Section 1.2. Excluded Assets. Seller is retaining and is not selling, transferring, conveying, assigning or delivering to Purchaser the following assets (hereinafter collectively called the "Excluded
Assets"):

               1.2.1. any cash and cash equivalents of Seller on hand or in bank accounts at the Effective Time;

               1.2.2. all accounts receivable of Seller for work performed prior to the Effective Time;

               1.2.3. all notes receivable and marketable securities of Seller at the Effective Time;

               1.2.4. all motor vehicles owned or leased by Seller; and

               1.2.5. all assets of Seller used exclusively in the cleaning business operated by Seller.

                                   ARTICLE II
                                 Purchase Price

         Section 2.1. Purchase Price and Payment Method. The total purchase price for the Purchased Assets (the "Purchase Price") shall be an amount determined and paid as follows:

                  2.1.1. Purchaser shall pay $250,000 to Seller at Closing.

                  2.1.2. After the Closing Purchaser shall pay to Seller such sum or sums as shall be determined in accordance with the following provisions:

                                    (a) Within 100 days after the end of each of
                  Purchaser's fiscal years beginning with the fiscal year ending October 31, 1997 and ending with the fiscal year ending October 31, 2001 (the "Earnout Period"), Purchaser shall pay to Seller, net of advances received for quarters occurring during such fiscal year (or, as the case may be, Seller shall pay to Purchaser any amounts owed to Purchaser by Seller due to aggregate advances received by Seller in excess of the amount payable by Purchaser for such fiscal year), an amount (the "Earnout Payment") equal to 33.3 percent of the net income before taxes, goodwill amortization and interest expense of Purchaser for such fiscal year from the operation of the Madison, Indiana and Carrollton, Kentucky branch offices acquired by Purchaser pursuant to this Agreement (and any additional offices included pursuant to subsection 2.1.2(c) below). Within 45 days after the end of each fiscal quarter of Purchaser during the Earnout Period Purchaser shall advance to Seller, as refundable advances to be applied against the Earnout Payment that will be owed for the applicable fiscal year, an amount reasonably estimated by Purchaser to be the Earnout Payment amount that will be attributable to such fiscal quarter based on the results of Purchaser's operations during such quarter.

                                    (b)  Within  100 days  after  the end of the
                  period beginning November 1, 2001 and ending February 28, 2002 (the "Stub Period"), Purchaser shall pay to Seller an amount equal to 33.3 percent of the net income before taxes, goodwill amortization and interest expense of Purchaser for such Stub Period from the operation of the Madison, Indiana and Carrollton, Kentucky branch offices acquired by Purchaser pursuant to this Agreement (and any additional offices included pursuant to subsection 2.1.2(c) below).

                                    (c)  For  purposes  of this  Agreement,  the
                  "Earnout Territory" means and includes the geographic territory within a 10-mile radius of Seller's office location in Madison, Indiana, and within a 10-mile radius of Seller's office location in Carrollton, Kentucky. Purchaser shall be free to open, close and relocate offices in the Earnout Territory, and to transfer business and accounts between offices in the Earnout Territory, without the necessity of obtaining Seller's approval or consent to do so. With one exception noted below, the Earnout Payment payable to Seller shall be based on, and shall include Purchaser's operations and income from, all offices maintained by Purchaser in the Earnout Territory during the Earnout Period or the Stub
                  Period, as applicable. The exception is that if Purchaser acquires any additional offices in the Earnout Territory by acquiring an existing office or offices from another party, the operations and income of those additional offices will not be included in the calculation of the Earnout Payment payable to Seller. Purchaser contemplates that it might close the Carrollton, Kentucky office, in which event the business and accounts will be transferred to the Madison, Indiana office.

                                    (d) Purchaser may from time to time maintain
                  an office or offices outside the Earnout Territory that could, logistically speaking, provide service to customer facilities within the Earnout Territory as efficiently (or perhaps more efficiently) than an office located in the Earnout Territory. Conversely, an office in the Earnout Territory might potentially be an appropriate office to provide service to a facility outside the Earnout Territory. Purchaser agrees to make all decisions as to which office should provide services to a particular customer facility, whether located within or outside the Earnout Territory, in the ordinary course of Purchaser's day-to-day business operations based on the same factors that Purchaser applies to such decisions generally with respect to all of its offices. Additionally, Purchaser agrees that it will not fill orders for employees at locations within the Earnout Territory from offices maintained by Purchaser outside the Earnout Territory if an office maintained by Purchaser in the Earnout Territory has qualified employees available to fill such orders.

                                    (e) The  Earnout  Payment  (and the  various
                  components thereof) shall be determined in accordance with generally accepted accounting principles.

         Section 2.2. Seller's Right to Audit. Seller and its designated representatives shall be entitled, at Seller's own expense and upon advance written request at all reasonable times, to audit, examine, inspect and/or copy Purchaser's relevant books, records and other data or information (including computer records and data or information in electronic form) for the purpose of confirming and/or disproving the accuracy of Purchaser's determinations as to the amounts owed from time to time to Seller as an Earnout Payment; provided, however, that none of such inspection and/or information need be permitted by or provided to Seller until after the financial information for the fiscal year or other period involved has been made public by Personnel Management, Inc. ("PMI") in a filing with the Securities and Exchange Commission; provided, further, Seller will treat all such information furnished to Seller acquired as a result of such inspection by Seller as confidential and agree not to disclose same to any other person or persons except as required by law or pursuant to court order or as necessary in the course of any disagreement with Purchaser as to the amount of any Earnout Payment owed to Seller.

         Section 2.3. Establishing and Resolving Disagreements. The Earnout Payment paid to Seller with respect to any fiscal year of Purchaser shall be conclusively presumed to be the correct amount payable unless either Seller or Purchaser, on or before the end of the next following fiscal year of Purchaser, notifies the other party in writing of its disagreement with respect to such amount paid (a "Notice of Disagreement"). The party providing a Notice of Disagreement shall include therein or therewith the amount that such party believes to be the correct amount of the Earnout Payment that should have been paid to Seller for such fiscal year in question and copies of relevant documents or other data or information underlying and supporting such party's calculation of the Earnout Payment amount. Seller and Purchaser mutually agree to exchange information and discuss the differences in their respective calculations of the amount of the Earnout Payment in hopes that they may be able to resolve any such disagreement as to the correct amount thereof on a mutually agreeable basis. If any such disagreement has not been resolved by mutual agreement prior to the expiration of sixty (60) days after the Notice of Disagreement with respect thereto was received by the party to whom it was provided, either party shall be entitled to request arbitration to resolve such disagreement by providing a written request for arbitration to the other party. Any such arbitration shall be conducted by and in accordance with the applicable rules of the American Arbitration Association unless the parties mutually agree otherwise in writing. Each party shall bear its own costs and expenses in connection with such arbitration except that the fees and expenses payable to the arbitrator or arbitrators and/or to the American Arbitration Association shall be allocated and payable by either or both of the parties in such manner and amount as the arbitrator or arbitrators shall determine under the circumstances considering the positions of the parties and the outcome of the arbitration.


                                   ARTICLE III
                            Assumption of Liabilities

         Section 3.1. Assumed Liabilities. Purchaser hereby assumes and agrees to pay, perform or discharge, to the extent not theretofore paid, performed or discharged, (i) Seller's liabilities and obligations arising after the Effective Time under those Purchased Contracts, if any, listed on Schedule 1.1.4, and (ii) if Purchaser, in its sole discretion and at its option, elects in writing after the Closing (as hereinafter defined) to assume liabilities or obligations of Seller under any Purchased Contracts not listed on Schedule 1.1.4, Seller's liabilities and obligations arising after the Effective Time under each such nonlisted Purchased Contract that is expressly assumed in writing by Purchaser, excluding with respect to clauses (i) and (ii) any liability for default thereunder occurring prior to the Effective Time and, with respect to liabilities for rent and taxes, excluding any liability as to periods of time prior to the Effective Time.

         Section 3.2. Excluded Liabilities. Except as otherwise expressly provided in Section 3.1, Purchaser does not assume and shall not be liable for any of the liabilities or obligations of Seller, including, without limitation, Seller's liabilities or obligations which are known or unknown, fixed or contingent, now existing or hereafter arising (which liabilities and obligations not assumed by Purchaser are hereinafter referred to as the "Excluded Liabilities").


                                   ARTICLE IV
                           Closing and Effective Time

         Section 4.1. Closing; Closing Date; Effective Time. The execution of this Agreement and the taking of various actions in connection therewith as provided herein with respect to the transactions contemplated hereby (the "Closing") shall take place at a mutually agreeable location in the State of Indiana on March 17, 1997 (the "Closing Date"). As provided in the preamble to this Agreement, the transactions contemplated hereby shall be effective as of 12:01 a.m. (Indianapolis time) on March 17, 1997 (as previously defined, the "Effective Time").

     Section 4.2. Closing Requirements. Seller, the Garners and Purchaser shall take the following actions ("Closing Requirements") at or prior to the Closing:
4.2.1. Seller shall take such actions and execute and deliver to Purchaser such bills of sale, certificates of title, endorsements, assignments, or other instruments, with all documentary or transfer taxes applicable thereto duly paid or provided for, as shall be necessary to vest in Purchaser at the Effective Time good and marketable title to the Purchased Assets, subject to no liens, encumbrances, claims, restrictions, security interests, obligations, liabilities or rights in any other party whatsoever, except for the Assumed Liabilities.

                  4.2.2. Seller shall have delivered to Purchaser a certified copy (certified by the Secretary of State of Kentucky) of Seller's Articles of Incorporation, including all amendments thereto and restatements thereof.

                  4.2.3. Seller shall have delivered to Purchaser a certified copy (certified by the Secretary or other appropriate officer of Seller) of Seller's Bylaws, including all amendments thereto and restatements thereof.

                  4.2.4. Seller shall have delivered to Purchaser certified copies (certified by the Secretary or other appropriate officer of Seller) of resolutions and/or consents setting forth the authorization and approval of the Board of Directors and shareholders of Seller of the execution, delivery and performance of this Agreement and all other agreements, documents and transactions pertaining hereto or contemplated hereby.

                  4.2.5. Seller and the Garners shall have executed and delivered to Purchaser the Noncompetition and Confidentiality Agreement (as hereinafter defined and in the form of Exhibit A hereto).

                  4.2.6. Seller shall have delivered to Purchaser a certificate of the Secretary of Seller certifying as to the incumbency of officers and Directors of Seller, dated the date hereof.

                  4.2.7. Seller shall have delivered to Purchaser certificates of public officials as of a current date evidencing the corporate existence of and compliance with all reporting requirements by Seller in the state of its incorporation and its qualification as a foreign corporation to conduct business in and compliance with all reporting requirements of each other state in which Seller maintains an office or conducts business.

                  4.2.8. Purchaser shall have delivered to Seller certified copies (certified by the Secretary or other appropriate officer of PMI Administration, Inc., the sole general partner of Purchaser) of resolutions and/or consents setting forth the authorization and approval of the Board of Directors of PMI Administration, Inc., as general partner of Purchaser, of the execution, delivery and performance of this Agreement and all other agreements, documents and transactions pertaining hereto or contemplated hereby.


                                    ARTICLE V
             Other Actions, Agreements and Covenants of the Parties

         Purchaser, the Garners and Seller covenant and agree as follows:

     Section 5.1. Assignment of Contracts. Seller hereby transfers and assigns to Purchaser all of Seller's rights and benefits under the Purchased Contracts.

         Section 5.2. Delivery of Property Received After Effective Time. From and after the Effective Time (i) Seller agrees that it will promptly transfer and deliver to Purchaser any cash or other property that Seller may receive from time to time after the Effective Time relating to the Purchased Assets, and (ii) Purchaser agrees that it will transfer and deliver to Seller any cash or other property that Purchaser may receive from time to time after the Effective Time relating to the Excluded Assets.

         Section 5.3. Purchaser Appointed Attorney for Seller. Seller agrees that, effective as of the Effective Time, it hereby constitutes and appoints Purchaser, its successors and assigns, the true and lawful agent and attorney-in-fact of Seller in the name of Purchaser or in the name of Seller, but for the benefit and at the expense of Purchaser, its successors and assigns,
(i) to institute and prosecute all proceedings which Purchaser may deem proper in order to collect, assert or enforce any claim, right, title or interest of any kind in or to the Purchased Assets; (ii) to defend or compromise any and all actions, suits or proceedings in respect of any of the Purchased Assets, and to do all such acts and things in relation thereto as Purchaser, its successors or assigns, shall deem advisable; and (iii) to take all action which Purchaser, its successors or assigns, may reasonably deem appropriate in order to provide for Purchaser, its successors or assigns, the benefits of or under any of the Purchased Assets where any required consent of another party to the sale or assignment thereof to Purchaser pursuant to this Agreement shall not have been obtained. If Purchaser, in the name of Seller, desires to institute and prosecute any action, suit or proceeding, or take any other action pursuant to this Section 5.3, Purchaser shall give Seller 10 days' prior written notice. Seller acknowledges that the foregoing powers and agency are coupled with an interest and shall be irrevocable. Purchaser shall be entitled to retain for its own account any amounts collected pursuant to the foregoing powers and agency which is attributable to its interest hereunder, including any amounts payable as interest in respect thereof.

         Section 5.4. Execution of Further Documents; Financial Statements. After the Closing, upon the reasonable request of Purchaser, Seller shall take such additional actions and execute, acknowledge and deliver all such further documents and instruments, including without limitation bills of sale, assignments, transfers, conveyances, powers of attorney and assurances, as may be required to convey and transfer to and vest in Purchaser and protect Purchaser's right, title and interest in and to all of the Purchased Assets or as may be appropriate otherwise to carry out the transactions contemplated by this Agreement. Promptly after Closing (or at such later date as shall be acceptable to Purchaser if uncertainty exists as to whether Purchaser will waive this requirement in whole or in part), Seller shall provide Purchaser with independently audited financial statements of Seller for the years ended December 31, 1995 and December 31, 1996, prepared in accordance with generally accepted accounting principles consistently applied and reported on by an independent certified public accountant employed by Seller and acceptable to Purchaser (this requirement for audited financial statements will be waived by Purchaser in whole or in part if Purchaser's limited partner, Personnel Management, Inc., is not required to have audited financial statements of Seller for its financial accounting and reporting purposes).

         Section 5.5. Employment by Purchaser of Seller's Employees. Purchaser intends to hire all of Seller's existing employees except Donald W. Garner (a total of four employees to be hired by Purchaser) as new hires, and Seller shall use its reasonable efforts to aid Purchaser in engaging such employees. Purchaser agrees not to discharge any of those four employees effective during the ninety day period following the date of this Agreement.

         Section 5.6. Noncompetition and Confidentiality Agreement. As additional consideration for Purchaser's agreement to buy the Purchased Assets, Seller and the Garners shall each execute and deliver to Purchaser at Closing an agreement not to compete with Purchaser for a term of five years, commencing at the Effective Time, substantially in the form attached hereto as Exhibit A (the "Noncompetition and Confidentiality Agreement").

         Section 5.7. IRS Form 8594. Seller and Purchaser agree that the Purchase Price shall be allocated as set forth in Schedule 5.7 hereto, and that neither party will report an allocation inconsistent therewith on Form 8594 subsequently filed with the Internal Revenue Service.

         Section 5.8. COBRA and Other Compliance. Seller will honor all rights, if any, of employees or former employees of Seller not being hired by Purchaser to continuation under Seller's health coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"). Seller will comply in all material respects with all laws and regulations which are applicable to Seller relating to any of Seller's employees.

         Section 5.9. Rental of Carrollton Office. The Garners hereby agree to rent to Purchaser the office space currently rented by Seller at 131 6th Street, Carrollton, Kentucky, on a month-to-month rental basis through May 31, 1997, at a rent of $500 per month payable in advance on the 1st day of each month (with a prorata rent amount being payable at the Closing for the month of March 1997). The Garners will pay all utilities except long distance telephone charges incurred by Purchaser, which shall be paid by Purchaser. Purchaser shall have no responsibility for maintenance or repairs of the rented premises. Purchaser may terminate such tenancy as of the end of any month by oral or written notice to the Garners. The Garners and Purchaser agree to negotiate in good faith as to the rental terms applicable after May 31, 1997, if Purchaser intends for its occupancy to extend beyond that date.


                                   ARTICLE VI
            Representations and Warranties by Seller and the Garners

         In order to induce Purchaser to enter into this Agreement and to consummate the transactions contemplated hereunder, Seller and the Garners make the following representations, warranties, covenants and agreements, each of which shall be deemed to be independently material and relied upon by Purchaser regardless of any investigation made or information obtained by Purchaser:

         Section 6.1. Corporate Existence and Qualification. Seller (i) is a corporation duly organized and validly existing under the laws of the Commonwealth of Kentucky, (ii) has all requisite corporate power and authority to own its properties and to carry on its business as it is now being conducted; and (iii) is not required to be qualified to transact business as a foreign corporation in any jurisdictions except Indiana. Copies of Seller's Articles of Incorporation, including all amendments thereto, certified by the Secretary of State of Seller's state of incorporation, and Seller's Bylaws, including all amendments thereto, certified by the Secretary of Seller, have been delivered to Purchaser, and such copies are true, complete and correct in every particular.

     Section 6.2. Subsidiaries and Affiliates. Seller has no subsidiaries and has no investment of any kind in any other corporation, joint venture, limited liability company, partnership or other entity.

         Section 6.3. Financial Statements. Attached hereto as Schedule 6.3 are Statements of Assets, Liabilities and Equity -- Income Tax Basis for Seller at December 31, 1996 and at December 31, 1995 and related Statements of Revenues & Expenses -- Income Tax Basis All Departments for Seller for each of its fiscal years then ended (which balance sheets and income statements are herein collectively referred to as the "Seller Financial Statements"). The Seller
Financial Statements (i) are complete, true and correct in all material respects, (ii) have been prepared in accordance with the cash method of accounting and sound accounting principles applied on a basis consistent with prior periods, and (iii) present fairly the financial position of Seller at the dates indicated and the results of operations of Seller for the periods indicated. Whenever references are made throughout this Agreement to the Seller Financial Statements, it will be understood that all notes and exhibits thereto are included therein.

         Section 6.4. Events Subsequent to Latest Seller Financial Statements. Since December 31, 1996: there have been no adverse changes in the condition of the assets, liabilities, business, operations, prospects or properties of Seller, or in the financial condition or earnings of Seller as shown in the Seller Financial Statements, other than changes in the ordinary course of business of Seller which, individually or in the aggregate, are not material; Seller has not entered into any material transaction not in the usual and ordinary course of its business; and Seller's assets, business, operations, prospects or properties have not been adversely affected in any material way as a result of any fire, accident or other casualty or by any act of God.
Without limiting the generality of the foregoing, since December 31, 1996:

                  6.4.1. Seller has not done (or failed to do, as the case may be) any of the following:

          (i) sold, assigned, transferred or otherwise disposed of, or removed or permitted to be removed from any Real Estate (as hereinafter defined) or any building or structure thereon, any assets of Seller or any assets used or useful in its business or operations of the type that, but for such sale or other event described above, would have been includable in the Purchased Assets;

          (ii) waived or cancelled any rights of value or amended, modified, altered, terminated, cancelled or allowed to expire (to the extent renewable) any lease, contract, agreement or understanding;

          (iii) made, accrued or become liable for any bonus, profit sharing or incentive payment or, directly or indirectly, increased or granted an increase in the rate of compensation or any benefit payable or to become payable by Seller to its employees, except for those payments, liabilities or increases made, incurred or payable in the ordinary course of business;

          (iv) taken or permitted any act or omission constituting a breach or default under any contract, indenture, agreement or understanding by which Seller or its properties is or was bound;

          (v) failed to use reasonable efforts or to act in good faith (a) to preserve the assets and business of Seller, (b) to keep available the services of Seller's present employees, agents and representatives, (c) to preserve the goodwill of Seller's customers, suppliers, and all others having business with Seller, (d) to conduct and operate Seller's business, and maintain Seller's books, accounts and records, in the customary manner, in a prudent and normal fashion, and in the ordinary course of business, or
     (e) to maintain the Purchased Assets in the same condition as such assets were in as of December 31, 1996 and preserve Seller's physical properties, business premises, fixtures, furniture and equipment, ordinary wear and tear excepted;

          (vi) made any material changes in the scope or nature of any of Seller's business activities or engaged, directly or indirectly, in a business substantially different from Seller's business on the date hereof;

          (vii) made any disclosure regarding the transactions contemplated by this Agreement without the prior approval of Purchaser;

          (viii) failed to maintain in effect (a) sufficient insurance to insure the Purchased Assets to their full insurable value, and (b) liability insurance prudent and appropriate for entities of the size, scope and nature of Seller's business; or

          (ix) failed to duly comply in all material respects with all laws, regulations, permits, permissions or authorizations which are applicable to Seller or to the conduct of Seller's business.

                  6.4.2. Seller has conducted its business and kept its records in a manner consistent with its practices at the time and during the periods reflected in the Seller Financial Statements without material change of practices, policies or procedures, including without limitation practices in connection with the treatment of expenses, receivables and reserves in respect thereof, and selling and purchasing policies.

         Section 6.5. Undisclosed Liabilities. Except as reflected on the Seller Financial Statements, Seller has no liabilities or obligations, whether accrued, absolute, contingent or otherwise, and whether due or to become due, and whether known or unknown, and there is no basis for any claim against Seller for any such liabilities or obligations, except liabilities or obligations incurred in the ordinary course of business of Seller since December 31, 1996, including the Assumed Liabilities, none of which individually or in the aggregate will have a material adverse effect upon the Purchased Assets or the business or condition, financial or otherwise, of Seller.

         Section 6.6. Tax Returns. Seller has filed with the appropriate agencies all tax returns and tax reports required by law to be filed by or with respect to Seller and has paid all taxes due, specifically including all returns and taxes with respect to employment matters, and (i) no audit of any federal, state, county or municipal returns or other tax returns filed by Seller is in progress or pending or threatened, (ii) there are no unpaid taxes which are or will become a lien or charge on any of the Purchased Assets or for which Purchaser may be liable and there are no known or proposed deficiency assessments in respect of any Federal, State, county, municipal or other tax return filed by Seller which might adversely affect the Purchased Assets or Seller's business or for which Purchaser may be liable; and (iii) there are no taxes, penalties or interest assessed against, due and/or unpaid by Seller with respect to the Purchased Assets or Seller's business.

         Section 6.7.  Real Property.

                  6.7.1. Set forth in Schedule 6.7.1 is a list of the addresses of each parcel of real property leased or otherwise used by Seller (the "Real Estate"). Seller rents the space for Seller's office in Madison, Indiana, from Winnie Smith, and the Garners own, and Seller rents a portion thereof from the Garners, the property in which Seller's office in Carrollton, Kentucky, is located. In each case Seller rents its office space on a month-to-month oral rental agreement, the terms of which are described on Schedule 6.7 (collectively, the "Real Estate Leases").

                  6.7.2. All Real Estate Leases are in full force and effect and there exists thereunder no event of default or event which, with the giving of notice or passage of time or both, would constitute an event of default by any party thereto, and all of the Real Estate Leases are assignable to Purchaser hereunder, and Seller has obtained any necessary consents to such assignment. There are no delinquencies or alleged delinquencies in the payment of rents or other amounts owed any landlords under any of the Real Estate Leases.

                  6.7.3. To the best of Seller's knowledge all of the buildings and improvements on the property covered by the Real Estate Leases comply with any federal, state and local laws, ordinances and regulations and insurance requirements applicable to said buildings and improvements.

         Section 6.8. Personal Property - Owned. Seller has good and marketable title to all personal property reflected on the Seller Financial Statements
(except any sold since the date thereof in the ordinary course of business), free and clear of all mortgages, liens, security interests, charges, claims, restrictions and other encumbrances of every kind. The personal property utilized in Seller's business is owned by Seller and may be used for such purposes without conflict with the rights of others.

         Section  6.9.  Personal  Property  - Leased.  Seller has  disclosed  in
Schedule 1.1.4 all leases under which Seller leases personal property from others. Seller has furnished Purchaser with a true and complete copy of all such leases. The property described in such leases is presently used by Seller as lessee under the terms of such leases and such leases are in full force and effect, and no defaults exist under such leases and there exists no event which, with the giving of notice or passage of time or both, would constitute a default under such leases. All of such leases are assignable to Purchaser hereunder, and Seller shall obtain all necessary consents to such assignment.

         Section 6.10.  Use and Condition of Property; Environmental Concerns.

                  6.10.1. There are and have been no violations by Seller of, and Seller has not received notice of any violation of, any law, statute, ordinance, regulation, order, rule, judgment, writ, injunction, decree, permit, registration or other requirement relating or applicable to the Real Estate or any of Seller's property, assets, business or operations or the Purchased Assets, including without limitation violations relating to pollution control or environmental contamination. To the best of Seller's knowledge there are no orders, rulings, decrees, injunctions, judgments or writs of any federal, state or local government or of any court, department, commission, board, bureau, agency or other instrumentality thereof known to Seller outstanding against, or relating or applicable to, Seller or its properties, business or operations or the Real Estate.

                  6.10.2. There are no facts or circumstances that Seller reasonably believes could form the basis for the assertion of any claim against Seller in respect of the business, operations, activities or properties of Seller or the Real Estate relating to environmental matters.

                  6.10.3. There are no environmental operating or other similar environmental permits or authorizations required for the operation of Seller's business or the Purchased Assets.

     Section 6.11. Restrictive Covenants. Except for the Noncompetition and Confidentiality Agreement, neither the Garners nor Seller is subject to any agreements not to compete or similar restrictive covenants.

         Section  6.12.  Intellectual  Property  Rights.  There are no  patents, patent applications, inventions, discoveries, trade secrets or other intellectual property relating to or used in the business of Seller developed by the Garners or any of the other employees of Seller or any other party to which Seller has or may have a right of ownership or a right of use which have not been assigned to Seller.

         Section 6.13. Necessary Property. The Purchased Assets and the Excluded Assets constitute all of the property necessary for the conduct of the operations and business of Seller in the manner and to the extent conducted during all periods reflected in the Seller Financial Statements.

         Section 6.14. No Breach, Default or Violation. Seller is not in default under or in breach or violation of the provisions of any franchise or license, any provision of its Articles of Incorporation or Bylaws, any promissory note, indenture or any evidence of indebtedness or security therefor, or any lease, contract, purchase or other commitment or any other agreement by which it is bound, which individually or in the aggregate may result in a material adverse effect on its business or condition, financial or otherwise, or the Purchased Assets.

         Section 6.15. Litigation and Claims. There is no action, suit, legal or administrative proceeding, arbitration, investigation or other proceeding or claim pending or, to the best knowledge of Seller, threatened, against or affecting Seller, and Seller is not a party plaintiff in any action, suit, arbitration or proceeding. No unsatisfied judgment, order or decree has been entered and remains in effect as to Seller.

         Section 6.16. Material Contracts. Except as set forth on Schedule 1.1.4, there are no material contracts, agreements, commitments, licenses, permits, plans, instruments and binding arrangements to which Seller is subject or by which Seller is bound, oral or written, expressed or implied, including without limitation all agreements and instruments relating to purchase orders or commitments, supply or requirements contracts, employment agreements, agreements with sales agents or representatives, and franchise or license agreements. For the purposes of this Section 6.16, "material" shall not include any contract, agreement or commitment which (i) does not involve future commitments in excess of $10,000 as to any single contract or $50,000 in the aggregate as to all such contracts or (ii) may be terminated without premium or penalty on 30 days' or less notice.

         Section 6.17. Validity of Purchased Contracts. Each Purchased Contract may be assigned to Purchaser without any restriction, required consent or other approval (except for such consents or approvals that Seller has obtained), is in full force and effect and constitutes the valid, legal and binding obligations of Seller and the other parties thereto, enforceable in accordance with its terms except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought; Seller is not in default and to the best knowledge of Seller no other party thereto is in default (and no event has occurred which with notice or lapse of time or both would become a default) or has an accrued right of termination thereunder; and no such contract requiring the purchase by Seller of equipment, furniture, fixtures, operating supplies or other properties or services is for a quantity in excess of the normal requirements of Seller's business or at a price in excess of the generally prevailing price for the item to be purchased.

     Section 6.18. Powers of Attorney. There are no outstanding powers of attorney granted by Seller with respect to its business or operations or the Purchased Assets.

     Section 6.19. Insurance. Schedule 6.19 is a true, correct and complete list of all fire, theft, casualty, liability and other insurance policies insuring Seller and all insurance policies maintained for any of its employees, specifying the type of coverage, the amount of coverage, the premium, the insurer and the expiration date of each such policy. Seller is not in default with respect to any provisions of any such policy, nor has Seller failed to give any material notice or present any material claim known to Seller under any such policy in due and timely fashion.

     Section 6.20. Employment Matters; Employee Benefit Plans; ERISA Compliance.

                  6.20.1. None of the employees of Seller is employed pursuant to a written agreement and all such employees may be terminated at will. The hours worked by, payments made to and the working conditions of the employees of Seller have not been in violation of the Fair Labor Standards Act or any other applicable federal, state or local laws, orders or regulations relating to the payment of wages, conditions of employment, the employment of minors or similar matters; the practices of Seller in respect to the hiring, working conditions, promotion, discharge, discipline and rates of pay of its employees have not been in violation of any federal, state or local laws, executive orders or regulations, including but not limited to those prohibiting discrimination for any reason; and there are not as of the date of this Agreement and there will not be as of the Closing Date any labor troubles of any kind or nature pending or threatened against Seller.

                  6.20.2. Schedule 6.20 contains a list of all current and former employee benefit plans and practices maintained by Seller within the past five years (whether funded or unfunded, insured or uninsured) that provide retirement, disability, health or other benefits (collectively, all such plans and practices are the "Plans"), including all such Plans that are either an "employee pension benefit plan" or an "employee welfare benefit plan" as such terms are defined in the Employee Retirement Income Security Act of 1974 (together with all
         regulations  of  the  Internal  Revenue  Service,   the  United  States
         Department of Labor and the Pension Benefit Guaranty Corporation thereunder, "ERISA"), along with a notation thereon of "current" as to all such Plans currently maintained by Seller and the date of termination thereof as to all Plans that have been terminated.

                  6.20.3. In connection with the administration of the Plans (and each of them) Seller has (i) timely filed all reports and other documents that Seller was required by ERISA to file with the Internal Revenue Service, the United States Department of Labor or the Pension Benefit Guaranty Corporation, (ii) timely furnished to all plan participants and beneficiaries all reports and documents that Seller was required by ERISA to furnish to them, and (iii) complied in all other respects with ERISA and other applicable law and regulations. Seller has not been notified or accused of any violation of ERISA or other applicable law or regulation with respect to any of the Plans, and Seller has no liability with respect to any of the Plans for any funding deficiency, excise or other taxes, penalties, fines, interest or other expense or damages of any kind whatsoever.

         Section 6.21. Guaranties. There are no contracts or commitments by Seller guaranteeing the payment or performance by persons or entities other than Seller or whereby, except for the endorsement of checks in the regular and ordinary course of its business, Seller in any way is or will be liable with respect to obligations of any other person or entity, and no other person or entity has guaranteed or otherwise become contingently liable with respect to any indebtedness or obligations of Seller.

         Section 6.22. Compliance with Laws; Licenses. The business and operations of Seller are and have been in compliance in all material respects with all applicable laws, rules and regulations of all authorities, and Seller has obtained all licenses, permits, bonds, insurance and the like and have made all registrations which are required for such compliance. Attached hereto as
Schedule 6.22 is a list of each state in which Seller is licensed or registered to conduct business as an employment agency, an employee leasing agency or similar business agency, and attached to such list is a copy of each license or registration listed.

         Section 6.23. Authorization of Agreement. The execution, delivery and performance of this Agreement by Seller and the consummation by Seller of the transactions contemplated hereby have been duly and effectively authorized by all requisite corporate and other action and this Agreement constitutes a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as may be affected by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally or by equitable principles. Neither the execution, performance or delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) violate, conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the creation of a lien or encumbrance on any of the Purchased Assets pursuant to any of the terms, conditions, or provisions of the Articles of Incorporation or Bylaws of Seller or any note, bond, mortgage, indenture, deed of trust, license, agreement, or other instrument or obligation to which Seller is a party or is bound, or (ii) violate any law, rule, regulation, order, writ, injunction, decree or statute applicable to the business or operations of Seller or the Purchased Assets.

         Section 6.24. All Material Information. No representation or warranty made by Seller in this Agreement or any Schedule delivered pursuant to this Agreement (or any statement made to Purchaser by or on behalf of Seller in connection with the transactions contemplated by this Agreement) contains any untrue statement of a material fact or omits to state any material fact necessary to make such representation, warranty or statement, in light of the circumstances when made, not misleading. Seller has no knowledge of any existing or threatened occurrence, event or development which, as far as can be reasonably foreseen on the basis of information currently available to Seller, has or would have a material adverse effect upon the business, operations, prospects, property, assets or financial condition of Seller or the Purchased Assets.

         Section 6.25. Material Adverse Contracts. Seller is not a party to any contract, agreement or arrangement, oral or written, express or implied, whatsoever which could materially adversely affect the use or operation of the Purchased Assets by Purchaser or which could materially adversely affect the value or prevent or hinder the sale of the Purchased Assets.

         Section 6.26. Copies of Documents. True, correct and complete copies of the leases, contracts and all other documents contained, listed or referred to in this Agreement or in the Schedules to this Agreement have been delivered to Purchaser prior to the execution of this Agreement.

         Section 6.27. Shareholders. The persons listed in Schedule 6.27 constitute all of the beneficial and record holders of all of the issued and outstanding shares of capital stock of Seller, each owning that percentage of shares listed in Schedule 6.27 free and clear of any options, warrants, restrictions, pledges, liens, encumbrances, claims, restrictions and security interests.

         Section 6.28. Consents of Third Parties. All necessary consents or approvals of third parties to the transfer and assignment of the Purchased Assets, the absence of which would adversely affect Purchaser's rights hereunder or its utilization of the Purchased Assets or the conduct of the related businesses, have been obtained (and shown by evidence satisfactory to Purchaser), including without limitation the consents and approvals referred to in this Agreement.

         Section 6.29. Other Approvals. All necessary consents, approvals, authorizations or other official actions of all governmental authorities, the absence of which would materially affect Purchaser's rights hereunder or to the utilization of the Purchased Assets or conduct of the related business, have been duly and validly issued or granted and the period for objection, stay or imposition of any other impediment to the transactions contemplated hereby by any such governmental authority has expired.

         Section 6.30. Customer Relations. Seller has no actual knowledge that any person or organization that has been a material customer of Seller during all or any portion of the period of time encompassed by the Seller Financial
Statements intends or is likely not to be a material customer of Purchaser within the twelve month period following the Effective Time, and Seller has no knowledge of any facts, circumstances or conditions (other than general economic conditions applicable generally to Seller's customers) that, either individually or in the aggregate, would cause a reasonable person to believe that any such material customer of Seller will not, or likely will not, be a material customer of Purchaser during the twelve month period following the Effective Time.


                                   ARTICLE VII
                   Representations and Warranties by Purchaser

         In order to induce Seller to enter into this Agreement and consummate the transactions contemplated hereunder, Purchaser makes the following representations, warranties, covenants and agreements, each of which shall be deemed to be independently material and relied upon by Seller, regardless of any investigation made or information obtained by Seller:

         Section 7.1. Valid Existence and Qualification of Purchaser. Purchaser is a limited partnership duly organized and validly existing under the laws of the State of Indiana, has been admitted to transact business in the Commonwealth of Kentucky as a foreign limited partnership, and has all requisite partnership power and authority to acquire and own the Purchased Assets, to assume, pay, perform and discharge the Assumed Liabilities, and to perform its obligations under this Agreement.

         Section 7.2. Authorization of Agreement by Purchaser. The execution, delivery and performance of this Agreement by Purchaser and the consummation by Purchaser of the transactions contemplated hereby have been authorized by all requisite partnership and other action and this Agreement constitutes a legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except as may be affected by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally or by equitable principles. Neither the execution, performance or delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) violate, conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, any of the terms, conditions, or provisions of the Partnership Agreement of Purchaser or any note, bond, mortgage, indenture, deed of trust, license, agreement, or other instrument or obligation to which Purchaser is a party or is bound, or (ii) violate any law, rule, regulation, order, writ, injunction, decree or statute applicable to Purchaser.


                                  ARTICLE VIII
                                 Indemnification

         Section 8.1. Indemnification by Seller and the Garners. Seller and the Garners each hereby covenant and agree to indemnify Purchaser and its successors and assigns against and hold them harmless from any and all liabilities, losses, deficiencies, damages, expenses and costs (including, without limitation, reasonable counsel fees and costs and expenses incurred in the investigation, defense or settlement of any claims covered by this indemnity or incurred in connection with successfully asserting, proving and collecting indemnity payments pursuant to this Article VIII with respect to matters not involving defense of third-party claims) accruing from or arising at any time as a result of or out of:

                  8.1.1. Any inaccuracies in or breaches of the representations, warranties, covenants, obligations or agreements made or to be complied with or performed by the Garners or Seller pursuant to this Agreement or in any agreement, schedule, certificate or instrument delivered by or on behalf of the Garners or Seller pursuant hereto, including without limitation the Noncompetition and Confidentiality Agreements;

               8.1.2. Any and all of Seller's liabilities other than the Assumed Liabilities;

               8.1.3. Any claims for brokerage commissions or placement or finders' fees in connection with the transactions contemplated by this Agreement insofar as such claims shall be alleged to be based on arrangements made by or on behalf of Seller; and

                  8.1.4. Any operations or business conducted, commitment made, service rendered or condition existing or any action taken or omitted by or on behalf of Seller on or prior to the Effective Time, except for liabilities expressly assumed by Purchaser pursuant to Section 3.1 hereof.

         Section 8.2. Indemnification by Purchaser. Purchaser shall indemnify Seller and its successors and assigns against and hold them harmless from any and all liabilities, losses, deficiencies, damages, expenses and costs (including, without limitation, reasonable counsel fees and costs and expenses incurred in the investigation, defense or settlement of any claims covered by this indemnity or incurred in connection with successfully asserting, proving and collecting indemnity payments pursuant to this Article VIII with respect to matters not involving defense of third-party claims) accruing from or arising at any time as a result of or out of:

               8.2.1. Any claims for brokerage commissions or placement or finders' fees in connection with the transactions contemplated by this Agreement insofar as such claims shall be alleged to be based on arrangements made by or on behalf of Purchaser;

               8.2.2. Any failure of Purchaser to pay, discharge or perform the Assumed Liabilities;

               8.2.3. Any liabilities asserted by any third party arising out of any act or failure to act by Purchaser after the Effective Time, except Excluded Liabilities and liabilities as to which Seller is obligated to indemnify Purchaser pursuant to Section 8.1; and

               8.2.4. Any inaccuracies in or breaches of the representations, warranties, covenants, obligations or agreements made or to be complied with or performed by Purchaser pursuant to this Agreement.

         Section 8.3. Survival of Covenants, Representations and Warranties. Each of the covenants, representations and warranties contained herein or in any agreement, schedule, certificate or instrument delivered pursuant hereto shall survive the Closing and remain in full force and effect indefinitely, regardless of any investigation made by or on behalf of any party hereto.

         Section 8.4.  Payment and Settlement of Amounts Due.

                  8.4.1. Any amount due to Purchaser from Seller and/or the Garners pursuant to any of the provisions of this Article VIII shall be paid to Purchaser by Seller and/or the Garners within 10 days of demand therefor. If such amounts are not paid to Purchaser when due, Purchaser shall be entitled, in addition to all other available remedies, to offset such amounts against amounts otherwise payable to Seller pursuant to Section 2.1.

                  8.4.2. Any amount due to Seller from Purchaser pursuant to any of the provisions of this Article VIII shall be paid to Seller by Purchaser within 10 days of demand therefor.

                  8.4.3. Any amounts not paid when due pursuant to the provisions of this Section 8.4 shall bear interest from the date of demand at the rate of 15 percent per annum.


                                   ARTICLE IX
                   Change of Names; Use of Names by Purchaser

         If requested to do so by Purchaser at any time after the Closing, Seller shall change its current corporate name to a name other than, and not similar to, its current name and shall file appropriate documents reflecting such name change in Kentucky and in each state where qualified to do business as a foreign corporation. Seller shall coordinate any such name change and the filings in connection therewith with Purchaser and its counsel in order to ensure that Purchaser obtains all rights to the name in all jurisdictions in which Seller has used such name. From and after the Effective Time Purchaser shall have full right, power and authority to use, and Seller hereby consents to the use by Purchaser or Purchaser's designee of, the current corporate name of Seller and any abbreviations or combinations thereof, all past corporate names of Seller and other names used or previously used by Seller or its predecessors in their businesses, including, without limitation, the name Garner-Scott Temporaries, and any word or trade name used by Seller prior to the Effective Time in the conduct of its business, without restriction or adverse claim of Seller, any of its affiliates, or any person claiming by, through or under Seller. After the Effective Time, Seller shall not use any such name without Purchaser's written consent.

                                    ARTICLE X
                             Expenses of the Parties

         Each party shall pay its expenses, including the expenses of its legal and accounting representatives, in connection with the origin, negotiation, execution and performance of this Agreement, except as otherwise provided herein. Purchaser shall pay any and all sales and transfer taxes with respect to the transactions contemplated hereby. Seller shall pay any and all federal and state income or other taxes attributable to Seller arising as a result of the transactions contemplated hereby. Unless waived by Purchaser pursuant to Section 5.4, Seller shall pay any and all costs, fees and expenses of independent auditors in connection with the preparation of audited financial statements of Seller for the years ended December 31, 1995 and December 31, 1996.


                                   ARTICLE XI
                               Brokers' Commission

         The parties hereby agree and represent and warrant to each other that there are no claims for brokerage commissions, or placement or finders' fees in connection with the transactions contemplated by this Agreement.


                                   ARTICLE XII
                                  Miscellaneous

         Section 12.1. Waivers and Amendments. This Agreement may be amended or modified, and its terms or conditions may be waived, only by a written instrument executed by the parties hereto, or in the case of a waiver, by the party waiving compliance. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver by any party of the breach of any term or condition contained in this Agreement in any one or more instances shall be deemed to be, or construed as, a further or continuing waiver of any breach, or a waiver of the breach of any other term or condition contained herein. The parties reserve the right to amend or modify this Agreement, or waive the terms or conditions hereof, without the consent of any third person (natural or otherwise).

         Section 12.2. Entire Agreement. This Agreement (and the Schedules and Exhibits hereto which are hereby incorporated and made a part hereof) and all certificates, agreements, documents and instruments delivered contemporaneously and in connection herewith constitute the entire understanding of the parties relative to the subject matter hereof and supersede all prior agreements and undertakings between or among any of the parties relating to the subject matter hereof. Any reference herein to this Agreement shall be deemed to include the Schedules and Exhibits hereto.
         Section 12.3. Headings. The table of contents and descriptive headings in this Agreement and on the Schedules and Exhibits are inserted for convenience only and shall not constitute a part of, nor affect the meaning or interpretation of, this Agreement or any section or subsection hereof.

         Section 12.4. Notices. Any notice, election or demand to be given hereunder to any of the parties by another shall be in writing and personally delivered or sent by prepaid same day or overnight courier or registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

       If to Purchaser,               Don R. Taylor, President
        addressed to:                 PMI Administration, Inc.
                                      1499 Windhorst Way, Suite 100
                                      Greenwood, IN 46143

       With a copy to:                David B. Millard, Esq.
                                      Leagre & Barnes
                                      9100 Keystone Crossing, Suite 800
                                      Indianapolis, IN 46240

       If to Seller or the Garners,   Garner Scott Enterprise, Inc.
        addressed to:                 and/or Donald W. Garner and/or Shirley A.
                                        Garner
                                      1759 Carlisle Road
                                      Carrollton, Kentucky 41008

       With a copy to:                G. Edward James, Esq.
                                      Crawford, Baxter & Jaines, P.S.C.
                                      523 Highland Avenue
                                      P.O. Box 353
                                      Carrollton, Kentucky 41008

Any party may change the address to which notices are to be sent to it by giving written notice of such change of address to the other parties in the manner herein provided for giving notice.

         Section 12.5. Severability. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein. Should any particular covenant in this Agreement be held unreasonable or unenforceable for any reason, including without limitation the time period, geographical area, or scope of activity covered by such covenant, then such covenant shall be given effect and enforced to whatever extent would be reasonable and enforceable.

     Section 12.6. Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of Indiana.

     Section   12.7.   Consent  to   Jurisdiction.   Each  party  hereto  hereby
irrevocably:

                  12.7.1. consents to any suit, action or proceeding with respect to this Agreement being brought in the Circuit or Superior Court of the State of Indiana in Johnson County and in the United States District Court for the Southern District of Indiana;

                  12.7.2. waives to the fullest extent permitted by the law governing this Agreement any objection that it might have now or hereafter to the laying of the venue of any such suit, action or proceeding under Section 12.7.1 above in any such court and any claim that any such suit, action or proceeding under Section 12.7.1 above has been brought in an inconvenient forum;

                  12.7.3. acknowledges the competence of any such court, submits to the jurisdiction of any such court in any such suit, action or proceeding and agrees that the final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon such party and may be enforced in the courts of the jurisdiction in which such party's principal office or principal residence is located, subject to any provision of the law of such jurisdiction of general applicability relating to enforcement proceedings, or in any of the courts specified in Section 12.7.1, a certified or exemplified copy of which shall be conclusive evidence of the fact and of the amount of such party's obligation; provided, that service of process is effected upon such party in the manner specified below or as otherwise permitted by law; and

                  12.7.4. to the extent that such party has or hereafter may acquire any immunity from jurisdiction of any such court or from any legal process therein, waives such immunity, to the fullest extent permitted by law, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that (i) such party is not personally subject to the jurisdiction of the above-named courts, (ii) such party is immune from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to such party or the property of such party or (iii) this Agreement or the subject matter hereof may not be enforced in or by such courts.

     Section 12.8. Third Parties. Except as otherwise provided herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or entity other than the parties hereto and their respective successors or assigns, any rights or remedies under or by reason of this Agreement.

     Section 12.9. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original.

     Section 12.10. Successors and Assigns. All the terms, covenants, and conditions of this Agreement shall be binding upon, and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                  PMI LP I, an Indiana Limited Partnership

                                 By: PMI ADMINISTRATION, INC.,
                                     its General Partner

                                 By /s/ Don R. Taylor
                                     Don R. Taylor, President

                                            "PURCHASER"


                                   GARNER SCOTT ENTERPRISE, INC., a Kentucky
                                      corporation


                                  By /s/ Donald W. Garner
                                     Donald W. Garner, President

                                             "SELLER"


                                     /s/ Donald W. Garner
                                     Donald W. Garner, Individually

                                                 "DONALD"


                                     /s/ Shirley A. Garner
                                     Shirley A. Garner, Individually

                                                "SHIRLEY"

STATE OF INDIANA  )
                  )  SS:
COUNTY OF ________)

     Before me, a Notary Public in and for said County and State, on the _____ day of March, 1997, personally appeared Don R. Taylor, the President of PMI Administration, Inc., sole General Partner of PMI LP I, who acknowledged the execution of the above and foregoing Asset Purchase Agreement for and on behalf of such corporation in its capacity as such General Partner.

     WITNESS my hand and Notarial Seal.


                                             ----------------------------------
                                                  NOTARY PUBLIC, a Resident of
                                                   ____________County, Indiana

                                           ------------------------------------
My Commission Expires:                               Name Printed

-------------------------



STATE OF INDIANA           )
                           )  SS:
COUNTY OF JEFFERSON        )

     Before me, a Notary Public in and for said County and State, on the _____ day of March, 1997, personally appeared Donald W. Garner, the President of Garner Scott Enterprise, Inc., who acknowledged the execution of the above and foregoing Asset Purchase Agreement for and on behalf of such corporation.

     WITNESS my hand and Notarial Seal.

                                           ------------------------------------
                                                  NOTARY PUBLIC, a Resident of
                                                   ___________ County, Indiana

                                           ------------------------------------
My Commission Expires:                              Name Printed

-------------------------

STATE OF INDIANA           )
                           )  SS:
COUNTY OF JEFFERSON        )

     Before me, a Notary Public in and for said County and State, on the_____ day of March, 1997, personally appeared Donald W. Garner, who acknowledged the execution of the above and foregoing Asset Purchase Agreement to be his voluntary act and deed.

     WITNESS my hand and Notarial Seal.


                                           ------------------------------------
                                                  NOTARY PUBLIC, a Resident of
                                                   ___________ County, Indiana
                                           ------------------------------------
My Commission Expires:                               Name Printed

-------------------------




STATE OF INDIANA           )
                           )  SS:
COUNTY OF JEFFERSON        )

     Before me, a Notary Public in and for said County and State, on the_____ day of March, 1997, personally appeared Shirley W. Garner, who acknowledged the execution of the above and foregoing Asset Purchase Agreement to be her voluntary act and deed.

     WITNESS my hand and Notarial Seal.


                                           ------------------------------------
                                                  NOTARY PUBLIC, a Resident of
                                                  ___________ County, Indiana

                                           ------------------------------------
My Commission Expires:                               Name Printed

-------------------------

                              LIST OF SCHEDULES TO
                            ASSET PURCHASE AGREEMENT


Schedule 1.1.1    Fixed Assets

Schedule 1.1.4    Purchased Contracts

Schedule 5.7      Allocation of Purchase Price

Schedule 6.3      Seller Financial Statements

Schedule 6.20     Employee Benefit Plans

Schedule 6.22     Licenses

Schedule 6.27     Shareholders

Schedule 6.7.1    Real Property -- Leased

Schedule 6.19     Insurance

                               LIST OF EXHIBITS TO
                            ASSET PURCHASE AGREEMENT



Exhibit A  -- Form of Noncompetition and Confidentiality Agreement (Section 5.6)